EXHIBIT 4.1

                                    FORM OF
                       10% CONVERTIBLE SENIOR SUBORDINATED
                             NOTE PURCHASE AGREEMENT



         THIS 10% CONVERTIBLE SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (this "Agreement") is dated as of July __, 1994 by and among Judge, Inc. a Pennsylvania corporation (the "Company") and each of the purchasers listed on the Schedule of Purchasers attached hereto and made a part hereof (each, a "Purchaser" and together, the "Purchasers").

                                   WITNESSETH:

         WHEREAS, each of the Purchasers desires to purchase, and the Company desires to sell, certain securities of the Company upon such terms and for such consideration as is more fully described herein;

         WHEREAS, the proceeds of such securities will be used for working capital purposes by the Company and each of the Guarantors, and such Guarantors will benefit substantially from the execution and delivery of this Agreement and the performance by the Purchasers of their duties hereunder; and

         WHEREAS, except as otherwise provided herein, certain capitalized terms shall have the meanings ascribed to them in paragraph 11 hereof.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Authorization of Securities.

                  1.1 Principal and Interest. The Company hereby authorizes the issue and sale of its convertible senior subordinated promissory notes (herein, together with any such notes which may be issued hereunder in substitution therefor, collectively called the "Notes" and individually called a "Note") in the aggregate principal amount of $500,000 to be dated the date hereof, to mature on July ___, 1997, to bear interest on the unpaid balances thereof from the date hereof until the principal thereof shall become due and payable at the rate of 10% per annum, payable quarterly in arrears on the first day of each October, January, April, and July and at maturity, to be convertible at the option of the Purchasers upon the occurrence of certain events described more fully herein into shares of the common stock of the Company, par value $.005 per share ("Common Stock") and to be substantially in the form of Exhibit 1 attached hereto (the Notes and the Common Stock are herein collectively called the "Securities" and individually called a "Security").

                  1.2 Contingent Interest. In addition to interest as provided herein above, the Notes shall earn a premium (the "Contingent Interest") equal to 8% per annum, simple (noncompounding) interest, of the face amount of each Note outstanding; provided, however, that, in the event that any optional or mandatory redemption or conversion of Notes pursuant to paragraphs 4.1, 4.2 or
4.4 hereof occurs prior to maturity, Contingent Interest shall be pro-rated as of the date of such redemption or conversion.

                  1.3 Guaranty. Repayment of principal, interest and Contingent Interest shall be unconditionally and jointly and severally guaranteed by Judge Technical Services, Inc. a Pennsylvania corporation and Judge Electronic Services of Florida, Inc., a Florida corporation (together, the "Guarantors") in accordance with the Guaranty.

         2. Purchase and Sale of Securities. The Company hereby agrees to sell to the Purchasers and, subject to the terms and conditions herein set forth, the Purchasers agree to purchase from the Company notes, in denominations not less than $25,000 and in integral multiples thereof, as more fully described in the Schedule of Purchasers and registered in the name of such Purchasers (or in the name of their nominee), at a purchase price equal to 100% of the principal amount of such Notes.

         The closing of the sale and purchase of the Securities (the "Closing") shall take place at the offices of Fox, Rothschild, O'Brien & Frankel on July ___, 1994 or such other date as the parties hereto shall approve. At the Closing, the Company will deliver to each Purchaser the Securities to be purchased by them against payment of the purchase price thereof in hand delivered or by deposit of immediately available funds to the account of Judge Technical Services, Inc., No. 8019333 at Continental Bank. If at the Closing the Company shall fail to tender to such Purchasers the Securities to be purchased by them or if at the Closing any of the conditions specified in paragraph 3 shall not have been fulfilled such Purchasers shall, at their election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights they may have by reason of such failure or such non-fulfillment.

         3. Conditions of Closing. Each Purchaser's obligation to purchase and pay for the Securities to be purchased by them is subject to the satisfaction on or before the date of the Closing of the following conditions:

                  3.1 Delivery of Notes. Each Purchaser shall have had delivered to them a Note substantially in the form of Exhibit 1 hereto in such principal amount as is set forth in the Schedule of Purchasers.

                  3.2 Opinion of Company's Counsel. The Company shall deliver for the benefit of the Purchasers, an opinion of its counsel in substantially the form set forth in Exhibit 3.2 hereof, as to matters described in paragraphs 9.1, 9.3, 9.4 and 9.8 hereof.

                  3.3 Representations and Warranties. The representations and warranties contained in paragraph 9 shall be true on and as of the date of the Closing except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of the Closing no Default hereunder; and the Company shall have delivered for the benefit of the Purchasers an Officer's Certificate, dated the date of the Closing, to such effect.

                  3.4 Sales to Other Purchasers. Concurrently with the delivery to each Purchaser of a Note, each other Purchaser shall tender in full the purchase price therefor.

                  3.5 Legal Investment; Certificate. The purchase of the Securities to be purchased by each Purchaser at the Closing shall be permitted by the laws and regulations of the jurisdictions to which such Purchasers are subject, and the Company shall have delivered to such Purchasers, if requested by them, an Officer's Certificate, dated the date of the Closing, certifying as to such matters of fact as such Purchasers may request to enable them to determine whether such purchase is thus permitted.

                  3.6 Guaranty. The Guarantors shall each have executed and delivered a Guaranty and Suretyship Agreement of even date in favor of the Purchasers (the "Guaranties") in substantially the form set forth as Exhibit 3.6 hereto.

                  3.7 Subscription Agreements. Each Purchaser shall have completed and delivered to the Company a Subscription Agreement in the form of
Exhibit 3.7 hereto, the execution and delivery of which shall be such Purchaser's agreement to be bound by the terms hereof and thereof.

                  3.8 Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to each Purchaser and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  3.9 Purchaser Questionnaire. Each Purchaser shall have completed and delivered to the Company a Purchaser Questionnaire in the form of
Exhibit 3.9.

                  3.10 Minimum Purchase. The aggregate principal amount of Notes purchased hereunder shall not be less than $300,000.

         4. Redemption and Conversion. The Notes shall be subject to the following redemption and conversion requirements:

                  4.1 Optional Redemption. The Notes, or any one or more of them, may be redeemed at any time at the election of the Company upon 30 days notice to the holder thereof. The redemption price shall be equal to 100% of the principal amount of such Notes, together with interest accrued thereon and a premium equal to all


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Contingent Interest accrued through and including the date on which such redemption occurs in accordance with paragraph 1.2 hereof, provided, however, that in the event that the Company registers or causes to be registered its Common Stock pursuant to a Public Offering prior to the giving of notice of an optional redemption hereunder, any Contingent Interest premium otherwise required hereby shall be deemed to have been waived by all Purchasers.

                  4.2 Mandatory Redemption. Subject to paragraph 4.4 below, the Company shall be obligated to redeem out of any funds legally available therefor, at the election of any holder thereof, all Notes (or such number of Notes as shall be tendered for redemption) at a price equal to 100% of the principal amount of such Notes, together with interest accrued thereon and all Contingent Interest earned in respect thereof in accordance with paragraph 1.2 hereof (the "Redemption Price") upon the occurrence of any of the following (each, a "Change in Control Transaction"):

                      (a) A material change in the ownership of the Company or either of the Guarantors. For purposes of this paragraph, a "material change" shall mean the acquisition of voting stock of the Company or any Guarantor by a shareholder or a group of shareholders, the result of which would be to have such shareholder or group of shareholders own 51% or more of the outstanding voting stock of such Company or Guarantor, as the case may be;

                      (b) The sale of all or substantially all of the assets of the Company and its Subsidiaries considered as a whole;

                      (c) The occurrence of a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity; or

                      (d) The occurrence of a merger or consolidation of any Guarantor or any Subsidiary with or into another entity in which such Guarantor or such Subsidiary is not the surviving entity, unless such merger or consolidation is with the Company or another Subsidiary of the Company.

                  4.3 Conversion.

                      (a) Subject to paragraph 4.4 below, at the election of any holder thereof and upon thirty (30) days notice to the Company, the Notes shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a rate equal to 2,000 shares of Common Stock for each $100,000 principal amount of Notes (the "Conversion Rate"). Interest (but not Contingent Interest) accrued thereon shall be payable in cash. In the event of a conversion the holder, by such conversion, waives any right to Contingent Interest unless such conversion is pursuant to section 4.4;

                      (b) In the event of (i) any capital reorganization, reclassification, consolidation or merger to which the Company is a party,
(ii) a sale of all or substantially all of the Company assets, (iii) a reverse stock split or (iv) any other similar event, the Company's Board of Directors will make such adjustments as are appropriate to the Conversion Rate and will make appropriate provisions to assure that the holders of the Notes receive the full benefits to which it is intended they be entitled under this Agreement.

                  4.4 Conversion Upon Change in Control. Upon the occurrence of any Change in Control Transaction described in paragraph 4.2 hereof giving rise to redemption rights as outlined therein, the holders of any Notes entitled to exercise their redemption rights as described therein may, in the alternative, request to have the principal amount of such Notes converted into shares of Common Stock at the Conversion Rate, subject to adjustment as described in paragraph 4.3(b) above which adjustment, in the event that such Change in Control Transaction is determined to cause the Common Stock to be valued at a price less than the Conversion Rate shall be made as to equate the Conversion Rate with the value of the Common Stock as reflected in the Change of Control transaction. Additionally, all accrued interest and Contingent Interest shall be paid to the holder in cash.

                  4.5 Redemption Procedures. In the event that the Company elects to exercise its redemption rights as described in paragraph 4.1 hereof or if the Company is required to redeem its Notes as described in paragraph 4.2 hereof, the Company shall cause to be mailed to each holder of Notes, at the last address of such holder as it shall appear in the Company's records, at least 30 days prior to the record date of such redemption, a notice stating the date on which such redemption is expected to take place (the "Redemption Date"). Except as


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otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such redemption. If less than all of the Notes are to be redeemed, then each Note shall be partially redeemed on a pro-rata basis, and a new Note shall be issued in substitution therefor net of any pro-rata reduction in principal. Upon the Company's redemption of Notes as set forth herein, the holder shall have no further conversion rights unless default is made in the payment of the redemption price.

                  Unless default is made in the payment of the redemption price, including accrued interest or Contingent Interest, as applicable, such interest and Contingent Interest shall cease to accrue on the Redemption Date and all rights of the holders of such Notes as creditors of the Company by reason of the ownership of the Notes shall cease at the close of business on the Redemption Date, except the right to receive payment in full of the redemption price, including interest and Contingent Interest accrued thereon.

                  On the Redemption date, the holders of Notes subject to redemption shall surrender their Notes to the Company at its principal place of business or as otherwise notified and thereupon the redemption price of such Notes shall be payable to the order of the person whose name appears on the Company's records as the owner thereof and such Notes shall be marked as cancelled.

                  4.6 Conversion Procedures. In the event that any holder of Notes elects to exercise its conversion rights as described in paragraph 4.3 hereof or if the Company is requested to convert its Notes as described in paragraph 4.4 hereof, the holder of such Notes shall cause to be mailed to the Company at least thirty (30) days prior to the date selected for such conversion (which date shall be reasonably acceptable to the Company), a notice stating the date on which such conversion is to take place (the "Conversion Date").

                  Unless default is made in the exchange of shares of Common Stock at the Conversion Rate, including accrued interest but not Contingent Interest, as applicable (except in the case of a conversion pursuant to Section
4.4 hereof), such interest shall cease to accrue on the Conversion Date and all rights of the holders of such Notes as creditors of the Company by reason of the ownership of the Notes shall cease at the close of business on the Conversion Date, except the right to receive shares of Common Stock in exchange for Notes and interest and Contingent Interest accrued thereon.

                  On the Conversion Date, the holders of Notes to be converted shall surrender their Notes to the Company at its principal place of business or as otherwise notified and thereupon certificates shall issue for shares of Common Stock at the Conversion Rate in the name of the person whose name appears on the Company's records as the owner of such surrendered Notes and such Notes shall be marked as cancelled.

                  4.7 Acquisition of Notes. The Company will not, and will not permit any Subsidiary or Affiliate to, directly or indirectly, redeem, retire, purchase or otherwise acquire any Note, except as expressly provided for in this paragraph 4, or upon payment in full of any Note at its stated final maturity.

         5. Affirmative Covenants Applicable to Notes.

                  5.1 Financial Statements and Other Reports. The Company covenants that it will deliver in duplicate to each Purchaser (so long as such Purchaser shall hold any Note):

                      (a) As soon as practicable and in any event within 120 days after the close of each fiscal year of the Company, consolidating and consolidated statements of income, retained earnings and statements of cash flows of the Company and its Subsidiaries for such fiscal year and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheets to be audited by independent certified public accountants selected by the Company. The certificate or report of such accountants shall be free of unreasonable exceptions or qualifications, and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants prepared such financial statements in accordance with GAAP, (ii) such consolidated and consolidating financial statements present fairly the financial position of the Company and its Subsidiaries as of the dates indicted and the results of their operations and changes in financial position for the periods indicated in accordance with GAAP, (iii) in making its examination, no information came to its attention which would constitute an event of default under this Agreement. Additionally, as soon as practicable and in any event within 120 days after the close of each fiscal year of the


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Company, the Company shall furnish a consolidated and consolidating balance sheet and income statement of the Company and its Subsidiaries as of the close of such fiscal year, in reasonable detail, together with an Officer's Certificate stating that such financial statements present fairly the financial position of the Company and its Subsidiaries as of the end of such year, in conformity with GAAP applied in a manner consistent with the most recent audited financial statements of the Company.

                      (b) Quarterly Reports. As soon as practicable, and in any event within 60 days after the close of the first three fiscal quarters of each fiscal year, the Company shall furnish consolidating and consolidated statements of income, retained earnings and cash flows for the Company and its Subsidiaries for such quarters to the end of such quarters and for the fiscal year-to-date and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as of the close of such periods, all in reasonable detail and setting forth in comparative form the corresponding figures for the same period of the preceding fiscal year, with such statements and balance sheet to be accompanied by an Officer's Certificate stating that such financial statements present fairly the financial position of the Company and such Subsidiaries as of the end of such period and the results of their operations and the changes in their financial position for such period, in conformity with GAAP applied in a manner consistent with the most recent audited financial statements of the Company subject to year-end audit adjustments.

                  5.2 Corporate Existence, Licenses and Permits; Maintenance of Properties. The Company covenants that, so long as any of the Notes shall remain outstanding, it will at all times cause to be done all things necessary to maintain, preserve and renew its existence and the existence of each of its Subsidiaries as a corporation organized under the laws of a state of the United States of America, will preserve and keep in force and effect, and cause each of its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary to the conduct of its and their respective businesses and will maintain and keep and will cause each of its Subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided, however, that nothing in this paragraph 5.2 shall prevent any sale or other disposition of assets in compliance with paragraph 7.3(e) or prevent the abandonment or termination of the corporate existence, licenses or permits of any Subsidiary, or of any license or permit of the Company, if such abandonment or termination is not prejudicial in any material respect to the holders of the Notes.

                  5.3 Taxes. Subject to the disclosures set forth in Exhibit 5.3 hereto, the Company covenants that, so long as any of the Notes shall remain outstanding, it will duly pay and discharge, and will cause each of its Subsidiaries to duly pay and discharge, all taxes, assessments and governmental charges upon or against the Company or its Subsidiaries or their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company and its Subsidiaries shall have set aside on their books adequate reserves with respect thereto.

                  5.4 Insurance. The Company covenants that, so long as any of the Notes shall remain outstanding, it will apply for and continue in force, or cause to be applied for and continued in force, adequate insurance covering the respective risks of the Company and its Subsidiaries of such types and such amounts as are customary for other corporations engaged in similar lines of business and with good and responsible insurance companies.

                  5.5 Books and Accounts. The Company covenants that, so long as any of the Notes shall remain outstanding, it will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with GAAP.

                  5.6 Indebtedness. The Company covenants that, so long as any of the Notes shall remain outstanding, it will duly and punctually pay or cause to be paid, and will cause each Subsidiary duly and punctually to pay or cause to be paid (but only to the extent that the assets of such Subsidiary shall be sufficient for that purpose), the principal of and the interest on all Indebtedness heretofore or hereafter incurred or assumed by the Company or such Subsidiary, as the case may be, (except for Indebtedness, the non-payment of which would not have a material adverse effect on the Company) when and as the same shall become due and payable, unless such Indebtedness shall be renewed or extended, and faithfully observe, perform and discharge all the material covenants,


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conditions and obligations which are imposed on the Company or such Subsidiary, as the case may be, by any and all indentures and other agreements securing or evidencing such Indebtedness or pursuant to which such Indebtedness is issued, and will not permit to occur any act or omission which is or may be declared to be a default thereunder. Neither the Company nor any Subsidiary shall be required to make any payment or to take any other action by reason of the provisions of this paragraph 5.6 at any time while it shall be contesting in good faith its obligation to make such payment or to take such action.

                  5.7 Financial Advisor. So long as any Note or Common Stock acquired upon the conversion of any Note shall remain outstanding, the Company shall use commercially reasonable efforts to employ the services of The Gemstone Group, Inc. as financial advisor (the "Advisor") to the Company and the holders of the Notes. The Purchasers shall have the right to consult with the Advisor from time to time, in a reasonable manner, at the expense of the Company, which expense shall be limited to the Advisor's out of pocket expenses.

         6. Affirmative Covenant Applicable to Notes Respecting the Securing of Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of paragraph 7.3(a) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 14.3), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Debt shall be so secured; provided that this covenant shall not be construed as consent by any Purchaser to any violation by the Company of the provisions of paragraph 7.3(a).

         7. Negative Covenants Applicable to Notes. All of the provisions of this paragraph 7 are for the benefit of the holders of the Notes, and such provisions shall remain in full force and effect so long as any of the Notes shall remain outstanding.

                  7.1 Interest Coverage Ratio. The Company covenants that it will not permit or suffer the ratio of EBIT to Interest Expense to be less than 2:1 at any time (calculated, as of the end of each fiscal quarter falling within such period on a rolling four quarter basis to include the three fiscal quarters immediately preceding such fiscal quarter ending).

                  7.2 Restricted Payments. The Company covenants that it will not directly or indirectly, pay or declare any dividend on any class of its stock, make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class of its stock, (all of the foregoing being herein called "Restricted Payments").

                  7.3 Lien, Debt and Other Restrictions. The Company covenants that it will not and will not permit any Subsidiary to:

                      (a) Liens. Create, assume, or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 6), except:

                          (i) Liens for taxes not yet due or which are being
contested in good faith by appropriate proceedings,

                          (ii) other Liens incidental to the conduct of its
business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, and

                          (iii) Liens incurred in connection with Permitted
Debt.

                      (b) Permitted Debt. Create, incur, assume or suffer to exist any debt, except as follows (defined as "Permitted Debt"):

                          (i) Debt of the Company owed to financial institutions
not exceeding eighty-


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five percent (85%) of the Company's accounts receivable (excluding intercompany receivables, Affiliate receivables and receivables more than 90 days past due), and

                          (ii) other debt provided that such debt is
subordinated in payment and priority to the Notes and at the time of issuance thereof does not violate any of the covenants set forth in Article 7 hereof on a pro forma basis.

                      (c) Loans, Advances, Investments and Contingent Liabilities. Except as set forth on Exhibit 7.3 hereof, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that

                          (i) the Company or any Subsidiary may make or permit
to remain outstanding loans or advances to any other Subsidiary which, when added to the loans, advances, etc. permitted under Section 7.3(c)(iv) hereof shall be in an amount not to exceed $100,000 any time outstanding,

                          (ii) the Company or any Subsidiary may own, purchase
or acquire (a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition, (b) certificates of deposit in United States commercial banks (having total assets in excess of $500,000,000) maturing not in excess of one year from the date of acquisition, and
(c) obligations of the United States Government or any agency thereof the obligations of which are guaranteed by the United States Government,

                          (iii) The Company or any Subsidiary may endorse
negotiable instruments for collection in the ordinary course of business, and

                          (iv) in addition to those permitted by clauses
(i) through (iii) of this paragraph, the Company or any Subsidiary may make or permit to remain outstanding loans or advances to, or guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, stock or dividends of, or purchase or acquire stock, obligations or securities of, any other Person, provided that the aggregate principal amount of such loans and advances, plus the aggregate amount of such contingent liabilities, plus the aggregate amount of the investment (at original cost) in such stock, obligations and securities, at any time outstanding for the Company and all Subsidiaries which, when added to the loans, advances, etc. permitted under Section 7.3(c)(i) hereof shall not exceed $50,000 less the aggregate amount of any losses incurred at any time on account of such loans, advances, contingent liabilities and investments, and provided, further, that no Subsidiary shall make any loan or advance to, or acquire any stock, obligations or securities of the Company.

                      (d) Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of any shares of stock or debt of any Subsidiary, except that any such shares of stock or debt may be sold or otherwise disposed of to the Company or another Subsidiary.

                      (e) Merger and Sale of Assets. Merge or consolidate with any other corporation or sell, lease, transfer or otherwise dispose of any material portion of its assets outside the normal course of business (unless the Company shall be the survivor thereof), except that

                          (i) any Subsidiary may merge with the Company
(provided that the Company shall be the continuing or surviving corporation) and any Subsidiary may merge with any one or more other Subsidiaries, and

                          (ii) any Subsidiary may sell, lease, transfer or
otherwise dispose of any of its assets to the Company and any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to another Subsidiary.

                      (f) Lease Rentals. Enter into, or permit to remain in effect, any agreement to rent or lease (as lessee) any real or personal property (other than office space, office equipment, data-processing equipment and automotive and mobile material handling equipment, entered into in the ordinary course of business) having initial terms (including options to extend, whether or not exercised) of more than three years and providing


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for payments to lessors by the Company and all Subsidiaries on a consolidated basis in an aggregate annual amount in excess of $50,000 for all such agreements.

                      (g) Sale and Lease-Back. Enter into any arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary.

                      (h) Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

                      (i) Certain Contracts. Enter into or be a party to:

                          (i) any contract providing for the making of loans,
advances or capital contributions to any Person other than a Subsidiary, or for the purchase of any property or services from any Person, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

                          (ii) any contract for the purchase of materials,
supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, or

                          (iii) any contract to rent or lease (as lessee) any
real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

                          (iv) any contract for the sale or use (as vendor,
lessor or hirer) of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services owed or to be owed to any Person, or

                          (v) any other contract which, in economic effect, is
substantially equivalent to a guarantee, except as permitted by paragraph
7.3(c).

                      (j) Expenditures for Capital Assets. Make expenditures (whether paid in cash, securities or other property) or incur obligations for Capital Assets in any fiscal year which, in the aggregate for such fiscal year (less the aggregate proceeds of sales of Capital Assets for such fiscal year), exceed (i) $400,000 in respect of the 1994 fiscal year and (ii) $250,000 in respect of each fiscal year of the Company thereafter.

                  7.4 Compensation of Martin Judge. So long as any of the Notes remain outstanding, neither the Company nor its Subsidiaries shall permit the annual salary paid to Martin Judge to exceed the sum of (i) $325,000 as a base salary and (ii) such amount as shall be necessary to repay certain indebtedness incurred by Mr. Judge for the purchase of certain shares of Judge Computer Corporation (the "Judge Indebtedness"), which amount may not exceed $92,000 annually. For the purpose of clause (i) hereof, the base salary amount shall be adjusted up or down on January 1 of each year by reason of changes in the cost of living. Such cost of living adjustment shall be calculated by ascertaining the percentage change in the Consumer Price Index published by the National Bureau of Labor Statistics for the month immediately preceding each January 1 from the same month in the immediately preceding year. For the purpose of clause
(ii) hereof, no amendment, modification or similar change may be made to the repayment terms of the Judge Indebtedness from those in effect on the date hereof.

         8. Events of Default. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise): (i) if the Company defaults in the payment of any principal of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or (ii) if the Company defaults in the payment of any interest on any Note for more than 5 days after the date due (unless such default is waived by the creditor); or (iii) if the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed or received (or any obligation under conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or defaults in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other default under any such agreement shall occur and be continuing)( if the effect of such default is to cause, or to permit the holder or holders of such obligation or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or (iv) if any material representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or (v) if the Company defaults in the performance or observance of any agreement contained in paragraph 7 and such default shall not have been remedied within 30 days; or (vi) if the Company defaults in the performance or observance of any other agreement, covenant, term or condition contained herein, and such default shall not have been remedied within 30 days after written notice thereof shall have been received by the Company from any Purchaser; (provided, however, that is such cure cannot be effectuated within such 30 day period, so long as the Company shall have taken steps within such 30 day period to remedy such defect, no event of default shall be deemed to have occurred hereunder); or (vii) if the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or (viii) if an order, judgment or decree is entered adjudicating the Company, or any Subsidiary bankrupt or insolvent; or (ix) if the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or (x) if any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(xi) if any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing the dissolution of the Company or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 30 days; or (xii) if any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary, which requires the divestiture of a substantial part, or the divestiture of the stock of a Subsidiary whose assets constitute 5% or more of the consolidated assets of the Company and its Subsidiaries or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed 5% or more of Consolidated Net Earnings of the Company and its Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or (xiii) if a final judgment which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $50,000 shall be rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged; then the holder or holders of at least 51% of the aggregate principal amount of the Notes at the time outstanding may, at their option and in addition to any right, power or remedy permitted by law or equity by notice in writing to the Company, declare all of the Notes, to be, and all of such Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon.

         9. Representations and Warranties. The Company represents, covenants and warrants:

                  9.1 Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power to own its respective properties and to carry on its respective business as now being conducted and as proposed to be conducted. The Company is duly qualified as a foreign corporation to do business and in good standing in each of the jurisdictions listed in
Exhibit 9.1, and the Company has not failed to qualify in any other jurisdiction in which the nature of the business to be conducted by it makes such qualification necessary.

                  9.2 Financial Statements. The Company has heretofore furnished to each Purchaser a consolidated balance sheet and a related consolidated statement of income and retained earnings and cash flows for the fiscal year ended December 31, 1993, as reviewed by Rudolph, Palitz, certified public accountants. Such financial statements (and the notes thereto) present fairly the financial condition of the Company and its subsidiaries and the results of their operations and cash flows for the fiscal period then ended. The Company's financial statements have been prepared in accordance with GAAP. Except as set forth in such financial statement, there has been no material adverse change in the operation, financial or otherwise, of the Company and its Subsidiaries since December 31, 1993.

                  9.3 Capital Stock and Related Matters. As of the Closing the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.005 per share, the ownership of which is as set forth on
Exhibit 9.3. As of the Closing, the Company will have outstanding no stock or securities convertible into or exchangeable for any shares of its capital stock, except for the convertibility of the Notes as provided herein, nor, except as set forth in the Certificate or Articles of Incorporation, will there be any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock. As of the Closing, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or to register any shares of its capital stock except for its obligations hereunder. As of the Closing, there will be no agreements (except for the Shareholders Agreement dated December 30, 1976, as amended, and except as set forth here) restricting the transfer of any shares of the Company's capital stock. The Company is not required to file, nor has it filed, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a registration statement relating to any class of debt or equity securities of the Company.

                  9.4 Actions Pending. There is no action, suit, or proceeding pending or, to the best of the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity before any court, arbitrator, administrative or governmental body, or that can reasonably be expected to result in any material adverse change in the business, condition or operations of the Company or such Subsidiary.

                  9.5 Outstanding Debt. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any Funded or Current Debt except as permitted by paragraph 7.3(b), and there shall exist no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto. The Company has conducted no business and will have incurred no liabilities other than those arising from expenses in connection with its organization and with the transactions contemplated hereby.

                  9.6 Properties. The Company has good and marketable title to its properties and assets, free and clear of all Liens except as permitted by paragraph 7.3(a).

                  9.7 Taxes. Except as reflected in Exhibit 5.3, all federal and state income and other tax returns with respect to the income, properties and business of the Company, which are required to be filed have been filed, and all taxes as shown on said returns have been paid. All taxes due or payable by or on behalf of the Company, without returns and all assessments received by it to the extent that such taxes and assessments have become due have been paid or adequate provisions have been made therefor. The charges, accruals and reserves on the books of the Company, in respect of tax liabilities for all fiscal periods to date are adequate. The federal income tax liability of the Company has been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and finally determined and fully paid for all fiscal years prior to and including the fiscal year ending December 31, 1989.

                  9.8 Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially adversely affects its business, property or assets, or financial condition. Neither the execution and delivery of this Agreement, nor the offering and issuance of the Notes or the issuance of the Common Stock upon conversion of the Notes as herein provided, nor fulfillment of nor compliance with the terms and provisions hereof and thereof conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject, except for compliance with requirements of the Securities and Exchange Commission and applicable blue sky requirements, if any, upon the conversion of the Notes.

                  9.9 Disclosure. Neither this Agreement or any other document, certificate or statement furnished to each Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein and therein not misleading. There is no fact known to the Company which materially adversely affects or in the future may (so far as Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company, or any of its subsidiaries, the Exhibits hereto or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby.

                  9.10 Patents, etc. The Company and its Subsidiaries have protected by way of trademark, trade name or otherwise to the fullest extent permitted by law the names set forth in Exhibit 9.10. No other patents, trademarks, trade names, copyrights, registrations or applications are necessary for the conduct of the business of the Company or any of its Subsidiaries as now conducted, other than those listed in Exhibit 9.10. Except as described in
Exhibit 9.10, all such patents, trademarks, trade names, copyrights and registrations are in good standing, are valid and enforceable and are free from any default on the part of the Company and its Subsidiaries. None of the Company or any of its Subsidiaries is a licensor in respect of any patents, trademarks, trade names, copyrights or registrations or applications therefor. The Company and its Subsidiaries are not in violation of any patent, patent license, trade name, trademark, or copyright of others. No director, officer or employee of the Company or any of its Subsidiaries owns, directly or indirectly, in whole or in part, any patents, trademarks, trade names, copyrights, registrations or applications therefor or interests therein which the Company, or any of its Subsidiaries has used, is presently using, or the use of which is necessary for its business as now conducted.

                  9.11 Offering of Notes and Securities. Neither the Company nor any agent acting on its behalf has offered the Notes, the Securities or any similar securities of the Company to or solicited any offers to buy the Notes, the Securities or any similar securities of the Company from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Persons listed on Exhibit 9.11 hereof; and neither the Company nor any Person acting on its behalf has taken or will take any action which would subject the offering and issuance of the Notes or the Securities to the provisions of Section 5 of the Securities Act, or to the provisions of any securities laws of any applicable jurisdiction.

                  9.12 Transactions with Affiliates. The Company covenants that it shall conduct business with the Guarantors only upon fair and reasonable terms no less favorable to the Company than those it would obtain in a comparable arms-length transaction with one not affiliated with the Company.

         10. Purchaser's Representations and Warranties. Each Purchaser represents, covenants and warrants:

                  10.1 No Distribution. Each Purchaser is purchasing the Notes for its own account for investment purposes and not with a view to the sale or distribution of the Notes, nor with any present intention of distributing or selling the same.

                  10.2 Illiquidity. Each Purchaser understands and agrees that an investment in the Notes is an illiquid investment. In particular, such Purchaser recognizes that it must bear the economic risk of investment in the Notes for an indefinite period of time and that the Notes and Common Stock have not been registered under the Securities Act or the Pennsylvania Securities Act of 1972 (the "State Act"), and that they must be held indefinitely unless a subsequent disposition thereof is exempt from the registration provisions of the Securities Act and the State Act or pursuant to a registration of the Note and Common Stock. Each Purchaser understands that the issuance of the Notes and Common Stock is exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and that the Company's reliance on this exemption is predicated on such Purchaser's representation herein.

                  10.3 Independent Investigation. Each Purchaser in making its decision regarding the Notes and Common Stock has relied on independent investigations made by it, or such persons acting on its behalf and has been given the opportunity to examine all documents and to ask questions of and to receive answers from the

Company or any person acting on the Company's behalf regarding every aspect of the terms and conditions of the purchase hereunder and of the Company's business, financial condition and operations.

                  10.4 Sophistication of Purchasers. Each Purchaser has knowledge and experience in business and financial matters and, in particular, investments generally comparable from an investment point of view to the investment offered in the Company and making an informed investment decision. Each Purchaser hereby acknowledges that it is in a position to be aware of the character, business acumen and general business and financial circumstances of the control persons of the Company.

                  10.5 No Solicitation. Each Person hereby acknowledges that neither the Company nor any person acting on its behalf, offered or sold the Notes or Common Stock using any general solicitation or general advertising.

                  10.6 Accredited Status. Each Purchaser represents that it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

         11. Definitions. For the purpose of this Agreement, the following terms shall have the following respective meanings:

                  11.1 "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, but shall exclude the Purchasers, and any such other Person which is an institution and which might be deemed to be such an Affiliate solely by reason of its ownership of securities purchased by such Purchaser under this Agreement or issued upon conversion of any such securities, or by reason of its benefiting from any agreements or covenants of the Company contained in this Agreement.

                  11.2 "Capital Assets" shall mean any assets which would be classified as property, plant and equipment on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

                  11.3 "Consolidated Current Assets" shall mean the consolidated current assets of the Company and its Subsidiaries, determined, on a consolidated basis after eliminating all inter-company items and after appropriate deductions for minority interests, in accordance with GAAP; provided that there shall not be included any loans or advances made by the Company or any Subsidiary except travel and other like advances to officers and employees in the ordinary course of business.

                  11.4 "Consolidated Current Liabilities" shall mean the consolidated current liabilities of the Company and its Subsidiaries, determined, on a consolidated basis after eliminating all inter-company items and after appropriate deductions for minority interests, in accordance with GAAP.

                  11.5 "Consolidated Net Tangible Assets" shall mean the total tangible assets less the liabilities (other than Funded Debt, capital stock and capital surplus) of the Company and its Subsidiaries determined in accordance with GAAP after eliminating all inter-company items and after deducting the amount of all investments permitted by subdivision (iv) of paragraph 7.3.3 which are included in Tangible Assets. "Tangible Assets" shall mean, as applied to any corporation, the total amount of all assets properly appearing on a balance sheet of such corporation prepared in accordance with GAAP, after deducting from such total, without duplication of deductions: (i) that portion of the book amount of all such assets which would be treated as intangibles under GAAP including, without limitation, all such items as goodwill, trademarks, trade names, brand names, copyrights, patents, patent applications, licenses, franchises, permits, and rights with respect to the foregoing, experimental or organizational expense and unamortized discount and expense, (ii) any write-up in the book value of any such asset resulting from a revaluation thereof subsequent to December 31, 1992, (iii) all reserves, including reserves for liabilities, fixed or contingent, deferred income taxes, depreciation, amortization, obsolescence, depletion, insurance and inventory valuation,
(iv) the amount, if any, at which any stock of such corporation appears on the asset side of such balance sheet and (v) all deferred charges.

                  11.6 "Consolidated Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  11.7 "Contingent Interest shall mean a premium payable in respect of the Notes and which shall be calculated as set forth in Section 1.1 hereof. Contingent Interest shall be payable at maturity unless earlier payment is required pursuant to the provisions of Section 4 hereof. Any other provision herein to the contrary notwithstanding, no Contingent Interest shall be deemed to have been earned or shall be deemed to be payable in the event of a Public Offering of the Common Stock.

                  11.8 "EBIT" shall mean, for any period, the sum of the Company's (i) Net Income for such period, plus (ii) Interest Expense for such period, plus (iii) Income Tax Expense for such period.

                  11.9 "Event of Default" shall mean any of the events specified in paragraph 8, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                  11.10 "GAAP" shall mean generally accepted accounting principles (as such principles may change from time to time), applied on a consistent basis both as to classification of items and amounts.

                  11.11 "Income Tax Expense" shall mean all federal, state, or local income taxes paid or accrued during any period by the Company.

                  11.12 "Indebtedness" shall mean (i) all items, except for items of capital stock, surplus, or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company or a Subsidiary at such time, (ii) all obligations for borrowed money (including without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or similar instruments, all obligations in which interest charges are customarily paid, all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property whether or not any such notes, drafts of obligations are obligations for borrowed money), (iii) all obligations secured by any mortgage, lien, pledge, charge or security interest or encumbrance existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed, (iv) all obligations guaranteed (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, or in effect guaranteed, directly or indirectly, through any agreement, contingent or otherwise, (a) to purchase securities, indebtedness or other obligations, (b) to purchase, sell or lease (as lessee or lessor) property to purchase or sell services primarily for the purposes of enabling the debtor to make payment of indebtedness of other obligations against loss, (c) to supply funds to or in any manner invest in the debtor or (d) to repay amounts drawn down by beneficiaries of letters of credit,
(v) all indebtedness and other obligations for the payment or purchase of which the Company or a Subsidiary has agreed contingently or otherwise to advance or supply funds and (vi) indebtedness represented by capitalized leases.

                  11.13 "Interest Expense" shall mean, for any period for which such amount shall be computed, all interest accrued during such period on Indebtedness, including without limitation all interest required under GAAP to be capitalized during such period.

                  11.14 "Lien shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                  11.15 "Net Income" shall mean, for any period, the net income after taxes of the Company for such period determined in accordance with GAAP; provided, however, that Net Income shall not include any gain or loss attributable to extraordinary items or any taxes or tax savings as a result thereof.

                  11.16 "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents, or its Chief Financial Officer (or, if the Company has no Chief Financial Officer, its Controller), which certificate shall state (i) that the individual signing the same has made or caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth therein and (ii) that to the best of such individual's knowledge, the certificate does not misstate any material fact or omit to state any material fact necessary to make the certificate not misleading.

                  11.17 "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  11.18 "Public Offering" shall mean any offering of securities to the public required by the Securities Act of 1933, or any similar federal statute then in force, to be registered with the Securities and Exchange Commission, or any successor federal agency.

                  11.19 "Registrable Securities" shall mean the Common Stock issued upon conversion. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, and new certificates for them not bearing a legend of the character set forth in paragraph 12 shall have been delivered by the Company, in accordance with paragraph 12.2 or (iv) they shall have ceased to be outstanding.

                  11.20 "Restricted Securities" shall mean any Common Stock issued upon conversion of the Notes and any securities issued with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when (i) they shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, and new certificates for them not bearing a legend of the character set forth in paragraph 12.1 shall have been delivered by the Company, in accordance with paragraph 12.2 or (iv) they shall have ceased to be outstanding. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing a legend of the character set forth in paragraph 12.1.

                  11.21 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal law then in force, and the term "Securities and Exchange Commission" shall include any governmental body or agency succeeding to the functions thereof.

                  11.22 "Subsidiary" shall mean Judge Computer Corporation (so long as the majority of each class of voting stock in such company is owned, directly or indirectly, by the Company or any Affiliate of the Company) and any other corporation, all of the stock of every class of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through one or more Subsidiaries.

         12. Restriction on Transfer of Restricted Securities and Registration. Restricted Securities shall not be transferable except upon the conditions specified in this paragraph 12.

                  12.1 Legend on Certificates for Restricted Securities. Each Note and each certificate for Restricted Securities and each certificate issued in exchange for or upon transfer of any thereof, except as otherwise herein expressly provided, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE BLUE SKY LAW OR REGULATION (THE "STATE ACT"). THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACT OR UNLESS COUNSEL ACCEPTABLE TO THE COMPANY HAS GIVEN AN OPINION SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  12.2 Conditions of Transfer. The holder of any certificate for Restricted Securities bearing the aforesaid legend, by acceptance thereof, agrees (subject to paragraph 10) prior to any transfer or conversion where such conversion in connection with a proposed transfer of Restricted Securities, to give written notice to the Company expressing such holder's intention to effect such transfer or conversion and describing briefly the manner of the proposed transfer (which may include a distribution over a period of time or in the case of such conversion, such holder's intention as to the disposition (and the intended method thereof)) to be made of the Restricted Securities issuable upon the proposed conversion. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and to such holder's special counsel and the following provisions shall apply:

                      (a) If (i) in the opinion of such special counsel, which opinion shall be rendered not later than 15 days after receipt by the Company of such written notice, the proposed transfer, conversion or disposition of such Restricted Securities may be effected without registration or qualification of such Restricted Securities under the Securities Act or any similar state law then in force, and (ii) counsel to the Company shall not have rendered an opinion within 15 days after receipt by the Company of such written notice that such registration or qualification is required, the Company, as promptly as practicable (and in any event, immediately upon the expiration of such 15 day period) shall notify such holder that such conditions have been satisfied, whereupon such holder shall be entitled to transfer, convert or dispose of such Restricted Securities, all in accordance with the terms of the notice delivered by such holder to the Company. Unless in the opinion of either of such counsel subsequent disposition by such holder or by others of such Restricted Securities to be so transferred requires such registration or qualification, the Company will promptly upon such conversion or transfer deliver new certificates for such Restricted Securities not bearing a legend of the character set forth in paragraph 12.1. If in the opinion of either such counsel any subsequent disposition by the transferee or others of such Restricted Securities may require such registration or qualification thereof, the holder thereof shall not transfer the same until such transferee has confirmed to the Company in writing its agreement to be bound by these conditions.

                      (b) If the foregoing conditions entitling the holder to effect a proposed transfer, conversion or disposition of such Restricted Securities without registration or qualification thereof have not been satisfied, the holder in each case shall not transfer the shares proposed to be transferred and/or shall not effect the proposed conversion until such registration or qualification of the Restricted Securities has been effected.

                  12.3 Registration on Request. No earlier than 180 days following an initial Public Offering by the Company of Common Stock, and upon the written request of one or more registered holders of Registrable Securities holding in the aggregate at least 25% of the Registrable Securities, which request shall state the intended method of disposition by such holder or holders and shall request that the Company effect the registration of all or part of such holder's or holders' Registrable Securities under the Securities Act, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of:

                      (a) the Registrable Securities which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

                      (b) all other Registrable Securities the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within 30 days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition, (in accordance with the intended methods thereof as aforesaid) by the holders of the Registrable Securities so to be registered; provided, however, that any holder of Registrable Securities or any transferee of such holder may request to be made no more than one (1) registration in respect of such Registrable Securities pursuant to this paragraph 12.3.

                  12.4 Incidental Registration. If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to paragraph 12.3) whether of its own accord or at the request or demand of any holder or holders of such securities, and if the registration form proposed to be used may be used for the registration of Registrable Securities, the Company will each such time give 30 days written notice to any holders of Registrable Securities of its intention to do so and, upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such Registrable Securities, the holders of which shall have so requested the registration thereof to be registered under the Securities Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid by the holders of the Registrable Securities to be so registered. Provided that if such registration shall be in connection with an underwritten public offering and if the managing underwriters shall advise the Company in writing that in their opinion the number of securities requested to be included in such registration (whether by the Company pursuant to this paragraph 12.4 or pursuant to any other rights granted by the Company to holders of its securities to request or demand such registration or inclusion of any such securities in such registration) exceeds the number of such securities which can be sold in such offering or which would have a material adverse effect upon the Company's offering, the Company shall nevertheless include in such registration pro rata among the respective holders of Registrable Securities making requests pursuant to this paragraph 12.4 on the basis of the number of Registrable Securities so requested to be included which in the opinion of such underwriters can be so sold and shall not include in such registration any securities (other than securities being sold by the Company, which the Company shall have priority in including in such registration) so requested to be included other than Registrable Securities unless all such Registrable Securities are included therein, except that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the Company need include therein only a pro rata portion of the Registrable Securities requested to be included therein on the basis of the number of Registrable Securities requested to be included therein and the number of securities of such holder or holders requested to be included therein; and the Company shall so provide in any registration agreements hereafter entered into with respect to any of its securities.

                  12.5 Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this paragraph 12, the Company will, as expeditiously as possible:

                      (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities (including such audited financial statements as the Board of Directors of the Company may in good faith deem appropriate) and use its best efforts to cause such registration statement to become effective;

                      (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                      (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                      (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any state shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subparagraph (d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                      (e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in subparagraph (b) of this paragraph 12.5, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing,

                      (f) cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                      (g) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                      (h) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  12.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this paragraph 12, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent public accountants (including the expenses of any audit), underwriters (excluding underwriting commissions and discounts) and other Persons retained by the Company (all such expenses being herein call "Registration Expenses"), shall be borne by the Company. The Company will not, however, be responsible for Purchaser's costs or fees, or the expenses of their counsel or agents.

                  12.7 Indemnification. The Company hereby indemnifies, to the extent permitted by law, each holder of Registrable Securities, its officers and directors, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by such holder expressly for use therein. If the offering pursuant to any registration statement provided for under this paragraph 12 is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information as shall reasonably be requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in or such omission is contained in information so furnished in writing by such holder expressly for use therein. If the offering pursuant to any such registration statement is made through underwriters, each such holder agrees to enter into an underwriting agreement in customary from with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinbefore provided with respect to indemnification by such holder of the Company.

                  12.8 Delayed Registration. Notwithstanding anything to the contrary elsewhere in this paragraph 12, if at any time the Company shall have previously filed a registration pursuant to paragraph 12.3 or shall have previously filed a registration of which notice has been given to all holders of Registrable Securities pursuant to paragraph 12.4, and if such previous registration shall not have been withdrawn or abandoned or become effective, then so long as such previous registration remains pending:

                      (a) The Company shall not be required to effect a registration under paragraph 12.3; and

                      (b) at the conclusion of each successive period of six months after the filing of such previous registration, the Company will give prompt written notice to all holders of Registrable Securities of the continued pendency of such registration and, upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such Registrable Securities, the holders of which shall have so requested the registration thereof, to be registered under the Securities Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Registrable Securities to be so registered, provided, that if such registration shall be in connection with any underwritten Public Offering and if the managing underwriters shall advise the Company in writing that in their opinion the number of securities requested to be included in such registration (whether from the pending registration or pursuant to this paragraph 12.8) exceeds the number of such securities which can be sold in such offering or which would have a material adverse effect on the Company's offering, the Company shall nevertheless include in such registration, pro rata among the respective holders of Registrable Securities participating in the pending registration and/or making requests pursuant to this paragraph 12.8 on the basis of the number of Registrable Securities included in the pending registration and/or requested to be included pursuant to this paragraph 12.8 (such Registrable Securities so included and requested to be included being herein called "Priority Registrable Securities") (but subject to the priority set forth in clause (i) of the second sentence of paragraph 12.8 where the pending registration is subject to such priority) the number of Priority Registrable Securities which in the opinion of such underwriters can be so sold and shall not include in such registration any securities (other than securities included in the pending registration being sold by the Company, which the Company shall have priority in including in such registration), including any securities previously a part of the pending registration, other than Registrable Securities unless all the Priority Registrable Securities are included therein, except that, in the case of a pending registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the Company need include therein only a pro rata portion of the Priority Registrable Securities on the basis of the number of Priority Registrable Securities and the number of securities of such holder or holders included in the pending registration; and the Company shall so provide in any registration agreements hereafter entered into with respect to any of its securities; and

                      (c) the Company will pay all Registration Expenses in connection with each registration under subparagraph (b) of this paragraph 12.8.

                  12.9 Certain Limitations on Registration Rights. In the case of a registration under paragraph 12.3, if the holders of a majority of the Registrable Securities to be included therein determine to enter into an underwriting agreement in connection therewith, or in the case of a registration under paragraphs 12.4 or 12.8, if the holders of securities initially requesting or demanding such registration (in the case of a secondary registration) or the Company (in the case of a primary registration) have determined to enter into an underwriting agreement in connection therewith, no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in the underwriting arrangements approved by such holders or the Company and completes and/or executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents which must be executed under the terms of such underwriting arrangements.

         13. Subordination of Notes. Anything in this Agreement or any Note to the contrary notwithstanding, the indebtedness evidenced by the Notes, as to principal, premium, if any, and interest, shall be subordinate and junior to the extent set forth in the following subparagraphs 13.1 to 13.6, inclusive, to all principal of, premium, if any, and interest on Permitted Debt described in paragraph 7.3(b)(i) and all other indebtedness of the Company for borrowed money (except Permitted Debt described in paragraph 7.3(b)(ii) and such indebtedness which is expressly made subordinate or junior in any respect to other indebtedness of the Company) whether outstanding at the date of this Agreement or created or incurred after the date of this Agreement but prior to the maturity of the Notes by lapse of time, acceleration or otherwise. Such indebtedness of the Company to which the Notes are subordinate and junior is sometimes hereinafter referred to as "Senior Debt":

                  13.1 Insolvency, Etc. In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all principal of, premium, if any, and interest on all Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon any Note.

                  13.2 Payment Direct to Senior Debtholders. In any of the proceedings referred to in subparagraph 13.1 above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided, however, that:

                      (a) in the event that payment or delivery of such cash, property, stock or obligations to the holder of any Note is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of such Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to such Note shall be made to the holders of Senior Debt; and

                      (b) no such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Agreement, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this paragraph 13 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

                  13.3 Acceleration of Notes. In the event that any Note is declared due and payable before its expressed maturity for any reason, or in the event that any default in the payment of principal, premium, if any, or interest on any Senior Debt shall occur and be continuing, in each case, under circumstances when the provisions of subparagraph (1) shall not be applicable, then unless payment in full shall have first been made of all principal of and premium, if any, and interest on, all Senior Debt, (a) the holders of the Notes shall not be entitled to receive any payment on account of the principal or interest on the Notes due and payable solely by virtue of any such acceleration (payments due immediately prior to such acceleration and payments thereafter becoming due on scheduled payment or maturity dates as if there had been no such acceleration not being prohibited except during any period of suspension as provided in the following clause (b), and (b) all other payments on account of principal or interest on the Notes shall be suspended during any period:

                      (a) of 120 days after such declaration of acceleration of Notes, or after written notice of such default in the payment of Senior Debt shall have been given to the Company and to the holders of the two largest principal amounts of the Notes outstanding as certified by the Company; provided that no such notice shall be counted for such purpose if a previous such notice shall have been given and all defaults in the payment of principal, premium, if any, and interest on Senior Debt shall not subsequent to such previous notice have been made good and cured; or

                      (b) in which judicial proceedings shall be pending in respect of any such default in the payment of Senior Debt, a notice of acceleration of the maturity of such Senior Debt shall have been transmitted to the Company in respect of such default and such judicial proceedings shall be diligently pursued in good faith.

                      The Company agrees that if any default shall occur with respect to any Senior Debt permitting the holders of such Senior debt to accelerate the maturity thereof the Company will give prompt notice in writing of such happening to all known holders of Senior Debt and shall certify to each such holder the names of the holders of the two largest principal amounts of the Notes outstanding. The Company, forthwith upon receipt of any notice received by it pursuant to this subparagraph (3), shall send a copy thereof by registered mail or by telegram to each holder of a Note at the time outstanding.

                  13.4 Payments Received in Trust. If any payment or distribution of any character on any security, whether in cash, securities or other property (other than in accordance with subdivision (a) or (b) of subparagraph (2) above shall be received by any holder of the Notes in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full.

                  13.5 Obligations Absolute. The provisions of this paragraph are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the holder of any Note on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the holder of any Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof the principal and interest thereon in accordance with its terms and the provisions hereof; nor shall anything herein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under any Note, subject to the rights, if any, under this paragraph of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holders of Notes.

                  13.6 Estoppel Certificate. Each Purchaser agrees that, upon request of the Company, and provided that the Notes are current and not in default, they shall execute an estoppel certificate, in such form as the company shall provide, certifying that the Note is current and that no default hereunder or thereunder exists.

         14. Miscellaneous.

                  14.1 Home Office Payment. The Company agrees that, so long as any Purchaser shall hold any Notes or any shares of Common Stock, the Company will make payments of principal, interest, Contingent Interest and premium, if any, on the Notes, dividends and redemption payments and dividends on the Common Stock held by such Purchaser by wire transfer of immediately available funds to such Purchaser or to an account in their name in a bank at the payment address specified for them on the Schedule of Purchases or at such other address as they may designate to the Company in writing, in the case of the Notes, notwithstanding any contrary provision contained herein or in the Notes with respect to the place of payment.

                  14.2 Confidentiality. With respect to all data, information, and materials provided by the Company or its representatives to any Purchaser or its representatives (the "Information"), such Purchaser will, and will cause its officers, directors, employees, lenders, investors, and advisors (the "Purchaser Representatives"), to (a) keep the Information strictly confidential, (b) not use the Information in any way detrimental to the Company, (c) take such steps as may be necessary or advisable to safeguard the Information and (d) not use the Information other than in connection with the transactions contemplated by this Agreement. The Purchaser may, however, disclose the Information to the Purchaser Representatives, but only if the Purchaser Representatives reasonably need to know the Information in connection with the transactions contemplated by this Agreement. The Purchaser will (i) inform each of the Purchaser Representatives receiving Information of the confidential nature of the Information, (ii) direct the Purchaser Representatives to treat the Information confidentially and not to use it other than in connection with the transactions contemplated by this Agreement, and (iii) be responsible for any improper use of the Information by the Purchaser Representatives. If any Purchaser or any of the Purchaser Representatives are requested to disclose any Information, the Purchaser will promptly notify the Company and will use its reasonable best efforts to obtain confidential treatment therefor. The Purchaser will keep a record in reasonable detail of the Information furnished to it. As soon as possible upon the Company's request or upon the termination of this Agreement, the Purchaser and the Purchaser Representatives will return to the Purchaser all tangible Information that has been provided to the Purchaser or any Purchaser Representatives and will return to the Company all summaries, digests, reports, indexes, analyses, and notes based upon, including, or derived from the Information prepared by it or the Purchaser Representatives. Any Information not so returned will remain subject to this Agreement for a period of two (2) years, notwithstanding the termination of all or any part of this Agreement for any other purposes or causes. This provision will not apply to such portions of the Information that (a) are or become generally available to the public through no action by the Purchaser or the Purchaser Representatives or (b) are or become available to Purchaser or the Purchaser Representatives on a nonconfidential basis from a source, other than the Company or its Representatives, which Purchaser believes, after reasonable inquiry, is not prohibited from disclosing such portions by a contractual, legal or fiduciary obligation.

                  14.3 Right of First Refusal. Each Purchaser agrees that if at any time they shall have received a bona fide offer to purchase any Notes which such Purchaser wishes to accept, then such Purchaser shall cause such offer to be reduced to writing and shall notify the Company in writing of such wish (the Purchaser desiring to sell is hereinafter referred to as the "Selling Noteholder"). Such notice shall contain an offer to sell such Note or Notes to the Company at a purchase price equal to the purchase price contained in such bona fide offer and shall be accompanied by a true copy of such offer from the third party. At any time within 30 days after the date of receipt of such notice, the Company may purchase not less than all of the Notes so offered at the price specified in such third-party offer by delivery of cash in the appropriate amount to the Selling Noteholder at the principal office of the Company against delivery of Notes or other instruments representing the Notes so purchased, appropriately endorsed by the Selling Noteholder. If at the end of such 30-day period the Company has not delivered such purchase price to the Selling Noteholder as aforesaid, the Selling Noteholder shall have 30 days in which to (x) sell not less than all of the Notes covered by the written offer from the third party, pursuant thereto and on terms thereof, and (y) notify the Company of such sale. The Selling Noteholder shall furnish such proof of the completion and time of completion of such sale and of the terms thereof as may be requested by the Company. If, at the end of 60 days following the date on which the Selling Noteholder gave the original notice, the Selling Noteholder has not completed the sale of such Notes as aforesaid, all of the restrictions on sale, transfer or assignment set out in this Agreement shall again be in effect with respect to such Notes. This right of first refusal shall be in addition to any other repurchase rights of the Company set forth in Section 4 hereof.

                  14.4 Consent to Amendments. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, by the holders of 66% aggregate principal amount of outstanding Notes.

                      No course of dealing between the Company and the holder of any Note or share of Common Stock nor any delay in exercising any rights hereunder or under any Note or share of Common Stock, shall operate as a waiver of any rights of any holder of such Note or share of Common Stock. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. Each holder of any Note or share of Common Stock at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 14.3, whether or not such Note or the certificate representing such share of Common Stock shall have been marked to indicate such consent, and, upon request, written notice of any such consent, together with a copy of the instrument evidencing the same (if any), shall promptly be furnished by the Company to each Person holding a security at the time such consent becomes effective who is affected thereby.

                  14.5 Form, Registration, Transfer and Exchange of Notes. The Notes are issuable only as registered notes in denominations of $25,000 and any larger integral multiple of $25,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the office of the Company, the Company shall execute and deliver, at its expense, one or more new Notes of a like aggregate principal amount registered in the name of the designated transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver, at its expense, the Notes which the holder thereof making the exchange is entitled to receive, provided that the Company shall have no liability with respect to any transfer taxes arising out of any exchange. Every Note presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or his attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were earned by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange.

                  14.6 Loss, Theft, Destruction of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an institution, its own agreement of indemnity shall be satisfactory), or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated as of the date from which unpaid interest has then accrued on the Note so lost, stolen, destroyed or mutilated.

                  14.7 Persons Deemed Owners. The Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of (and premium, if any), and interest on, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

                  14.8 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Securities for a period of one year from the termination hereof, regardless of any investigation made by such party or on its behalf.

                  14.9 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns such parties hereto whether so expressed or not. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for each Purchaser's benefit as a purchaser or holder of any shares of Common Stock shall also be for the benefit of, and enforceable by, any subsequent holder of any shares of Common Stock now or hereafter held by them, or any subsequent holder of shares of Common Stock for which shares of Common Stock now or hereafter held by them have been converted or exchanged.

                  14.10 Notices. All communications provided for hereunder shall be sent by express mail and, if to any Purchaser, addressed to such Purchaser in the manner set forth in the Schedule of Purchasers, or to such other address as they may have designated to the Company in writing, if to any other holder of any Notes at such address as such holder may have designated to the Company in writing or, until an address is so designated, to and at the address of the last address of the holder of such Note so designating an address to the Company, and if to the Company, addressed to it at Judge, Inc., Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004, Attention: President, or to such other address as the Company may have designated in writing to each Purchaser and each other holder of any of the Notes at the time outstanding, with a copy of any communications to the Company to Doepken Keevican Weiss & Medved Professional Corporation, 37th floor, USX Tower, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Jeffrey W. Letwin, Esquire.

                  14.11 Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  14.12 Governing Law. This Agreement is being delivered and is intended to be performed in the Commonwealth of Pennsylvania, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such Commonwealth.

                  14.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written:




ATTEST:                                       JUDGE, INC.







By: /s/ Katherine A. Wiercinski               By: /s/ Martin Judge, Jr.
    ----------------------------                  ------------------------
         Secretary                            Title: CEO






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                             SCHEDULE OF PURCHASERS


                                                             Notes Purchased
Purchaser Name and Address                                  (Principal Amount)
--------------------------                                  ------------------

Lawrence Chimerine                                                $25,000
President
Radnor Consulting Services
130 West Lancaster Avenue, Suite 103
Wayne, Pa   19087

Marvin Demchick                                                   $50,000
50 Belmont Avenue, #809
Bala Cynwyd, PA   19004

Edwin Johnson                                                     $25,000
220 Stoopville Road
Spring Lane Farm
Newtown, PA  18940

Robert Keith                                                      $25,000
Principal
The Gemstone Group, Inc.
801 The Safeguard Building
435 Devon Park Drive
Wayne, PA   19087

Max H. Kraus                                                       $25,000
2 Carol Place
Meadowbrook, PA   19046

Ira M. Lubert                                                      $50,000
Principal
The Gemstone Group, Inc.
801 The Safeguard Building
435 Devon Park Drive
Wayne, PA   19087

Edward H. Rosen                                                   $100,000
Colonial Mast Road off Kansas Road
Naples, ME  04055

Thomas S. Rosen                                                    $50,000
Prudential Securities
1515 Market Street, Suite 300
Philadelphia, PA   19102

Ernest Scheller, Jr.                                               $25,000
Silberline Manufacturing Co., Inc.
730 Canterbury Lane
Villanova, PA   19085

A. Richard Sloane                                                  $50,000
Sofmart, Inc.
Oaklands Corporate Center
467 Creamery Way
Exton, PA   19341

Milton Stearns, Jr.                                                $50,000
Charter Financial Company
Radnor Station
Building 2, Suite 300
290 King of Prussia Road
Radnor, PA   19087


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